                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          APRIL 23, 1999 AT 10:00 A.M.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Financial Holdings, Inc. (the "Company") will be held at 225 Franklin Street, 33rd Floor, Boston, Massachusetts, on Friday, April 23, 1999 at 10:00 a.m., for the following purposes:

          1. To elect three (3) Class II Directors of the Company;

          2. To consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on February 22, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON BY NOTIFYING THE CLERK, EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                                            By Order of the Board of Directors



                                            ANA E. STEELE
                                            Clerk

Boston, Massachusetts
Dated: March 11, 1999

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 23, 1999
                            ------------------------

                                    GENERAL

     This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the Common Stock, par value $1.00 per share (the "Common Stock"), of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 23, 1999 at 10:00 a.m. Boston time, at 225 Franklin Street, 33rd Floor, Boston, Massachusetts 02110 and at any adjournment or postponement thereof, for the purposes set forth herein.

     The Notice of Annual Meeting of Stockholders and the accompanying proxy are first being sent to stockholders on or about March 11, 1999.

     The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees to the Board of Directors. In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy by filing an instrument of revocation with Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Clerk, by filing a duly executed proxy bearing a later date or by appearing in person at the Meeting and withdrawing the proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING AND QUORUM

     The Board of Directors has fixed the close of business on February 22, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 10,795,513 shares of Common Stock were outstanding and entitled to vote at the Meeting and there were 400 stockholders of record.

     The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting, or any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held of record for each matter properly submitted at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions, votes withheld for director nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of directors.

                                 ANNUAL REPORT

     All holders of record are being sent herewith a copy of the Company's 1998 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31,1998, 1997, and 1996, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on February 25, 1999. These reports, however, are not part of the proxy soliciting material.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company will consist of nine members divided into three classes, with each class elected for a three-year term. One class of directors is elected by the Company's stockholders at each annual meeting. At the Meeting, three (3) Class II Directors will be elected to serve until the 2002 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. E. Christopher Palmer and Robert A. Radloff, whose terms expire in 1999, will not stand for re-election. The Board of Directors has nominated Arthur J. Bauernfeind and C. Michael Hazard for re-election as Class II Directors and Peter C. Bennett for election as a Class II Director. Each nominee has agreed to continue to serve as a director, if re-elected or elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

     Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS II DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

INCUMBENT DIRECTORS

     The following table sets forth certain information regarding the directors of the Company, including the nominees for election at the Meeting as Class II Directors, based on information furnished by them to the Company:

                                                                               DIRECTOR
                                                                        AGE     SINCE
                                                                        ---    --------
CLASS II -- TERM EXPIRES 1999
Arthur J. Bauernfeind(1)......................  Boston, MA              61       1997
C. Michael Hazard(1)..........................  Boston, MA              67       1997
Peter C. Bennett(2)(3)........................  Hingham, MA             60       1986

CLASS III -- TERM EXPIRES 2000
Herbert S. Alexander..........................  Westborough, MA         57       1991
Lynn Thompson Hoffman.........................  Santa Fe, New Mexico    50       1994
Charles O. Wood, III..........................  Chambersburg, PA        60       1989

                                                                               DIRECTOR
                                                                        AGE     SINCE
                                                                        ---    --------
CLASS I -- TERM EXPIRES 2001
Eugene S. Colangelo...........................  Westborough, MA         51       1987
Allen Sinai...................................  Lexington, MA           60       1995
Timothy L. Vaill..............................  Andover, MA             57       1993

---------------
(1) Nominee for re-election.

(2) Nominee for election.

(3) Includes service as a director of the Bank prior to the formation of the holding company structure in 1988.

     The principal occupation and business experience during the last five (5) years of each director and nominee for election as Class II Directors is set forth below:

     Herbert S. Alexander, CPA. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and formerly on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting.

     Arthur J. Bauernfeind. Mr. Bauernfeind is President and Chief Operating Officer of Westfield Capital Management Company ("Westfield Capital"). He joined the firm in 1990, and he is an Investment Strategist and Portfolio Manager with direct responsibility covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University, a former President of the Boston Economic Club and a member of the Boston Security Analysts Society.

     Eugene S. Colangelo. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including supermarkets, a newspaper, retail liquor stores and a commercial and residential real estate business. He is member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Treasurer. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank & Trust Company (the "Bank").

     C. Michael Hazard. Mr. Hazard has been Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989. He is a Portfolio Manager primarily covering healthcare services and investment policy. Mr. Hazard is Past President of Healthcare Analysts of Boston, a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island, and a member of the Board of Directors of E. R. Taylor Investments, Inc., Concord, New Hampshire.

     Lynn Thompson Hoffman. Mrs. Hoffman is an attorney and private investor. A former investment banker with Blyth Eastman Paine Webber, Mrs. Hoffman joined Houghton Mifflin Company as Vice President of the Trade Publishing Group. As a private investor, Mrs. Hoffman is Managing General Partner of various investment partnerships specializing in real estate and works with early stage technology companies. She serves as Chairman of the Finance and Investment Committee of the Massachusetts Society for the Prevention of Cruelty to Children, and previously served as Director of First Mutual Bank and the American Association of Publishers, Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College. She is past President of the Shirley Eustis House Association and Founder of the Endowment for Children in Crisis. Mrs. Hoffman resides in Santa Fe, New Mexico.

     Dr. Allen Sinai. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Primark Decision Economics, Inc. (PDE) and Chief Global Economist and Vice Chairman, WEFA Holdings, Inc. Dr. Sinai is responsible for the PDE and WEFA forecasts and analyses of the U.S. and world economics and financial markets and translating this information for senior level decisionmakers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was

Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics; also as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Dr. Sinai has taught at numerous universities, including Brandeis, Massachusetts Institute of Technology, Boston University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and has been a Member of the Executive Committee, Western Economic Association. He is a member of and contributor to the National Bureau of Economic Research-National Science Foundation Model Comparison Seminar. Additionally, he has been Chairman of The Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.

     Timothy L. Vaill. Mr. Vaill is Chairman of the Board of Directors, the President and Chief Executive Officer of the Company, which he joined on January 1, 1993. He is also President and Chief Executive Officer of the Bank, and serves as Chairman of the Board of Directors for Westfield Capital. Prior to joining the Company, Mr. Vaill was Executive Vice President for The Boston Company, and President of its private banking subsidiary, Boston Safe Deposit & Trust Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international operations. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation in Birmingham, and is a Director for the Junior Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition and the New England Aquarium, and is the Chairman of the Board of Trustees at Bay State College in Boston.

     Charles O. Wood, III. In June 1989 Mr. Wood joined the Board of Directors of the Company and the Bank, and was elected Chairman of the Board of Directors of both companies on December 18, 1991. Mr. Wood served as Chairman of the Board of the Bank until Eugene S. Colangelo succeeded him in December 1997. Mr. Wood continued as Chairman of the Board of Directors of the Company, until he became Lead Director of the Board of Directors on February 12, 1999. Previously, Mr. Wood was a member of and in his last two years Chairman of the Board of Directors of Valley Bank & Trust Company in Chambersburg, Pennsylvania and its holding company. Mr. Wood is presently trustee of the Henry Francis du Pont Winterthur Museum, the Isabella Stewart Gardner Museum and Bank of Boston Celebrity Series. He is a Director of JLG Industries, a public company engaged in the manufacturing and marketing of aerial lift platforms located in McConnellsburg, Pennsylvania. A venture capital investor, Mr. Wood also serves on the boards of directors of several early-stage businesses.

NOMINEE FOR ELECTION

     Peter C. Bennett. Mr. Bennett served as a Director of the Company from 1986 until his resignation on December 31, 1997, but continued to serve as a member of the Board of Directors of the Bank. Mr. Bennett is a Director and Executive Vice President of State Street Research & Management Company where he has been a senior executive since 1984. Mr. Bennett is the Chief Investment Officer -- Equities and Head of the Equity Group. He is Chairman of the Board of Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held seven (7) meetings during 1998. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     Directors of the Company are nominated in accordance with the Company's By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "STOCKHOLDER PROPOSALS."

     The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the Governance Committee. Membership of the Committees of the Board of Directors is comprised of directors of the Company and members who are currently directors of the Bank.

     The Audit Committee arranges for suitable audits of the financial and business affairs of the Company and its subsidiaries, reviews the results of such examinations and reports its findings to the Board of Directors at least twice annually. The present members of this committee are Herbert S. Alexander, Chairman, Kathleen M. Graveline, Vice-Chairperson (Bank member), John H. Clymer (Bank member) and Robert A. Radloff. The Audit committee held six (6) meetings during 1998.

     The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chairman (Bank member), Eugene S. Colangelo, Allen Sinai, Vice Chairman, and Charles O. Wood, III. The Compensation Committee held six (6) meetings during 1998.

     The Governance Committee assists the Board of Directors by recommending the slate of candidates to be proposed for election and by recommending the members and the Chairpersons of the Committees of the Board of Directors. In addition, the Governance Committee considers candidates for directorship, provides for the orientation and integration of new members of the Board of Directors and develops procedures for appraising the performance of the Board of Directors and each member thereof. The present members of this committee are Lynn Thompson Hoffman, Chairperson, Kate S. Flather, Vice Chairperson (Bank member), John L. Thompson (Bank member) and Charles O. Wood, III. The Governance Committee held six (6) meetings during 1998.

COMPENSATION OF DIRECTORS

     Effective May 1, 1998, directors of the Company and its subsidiaries, who are not full-time employees of the Company or any of its subsidiaries, receive compensation as follows: the Chairman of the Board of Directors receives an annual retainer fee of $6,000; Chairman of the Executive Committee of the Bank receives an annual retainer fee of $4,000; Committee Chairpersons receive an annual retainer fee of $3,000; and each other director receives an annual retainer fee of $2,000. Any outside director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary will receive only one retainer fee for each twelve (12) month period that is served. In addition, non-employee directors receive $300 per Board of Directors and committee meeting attended.

     Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). Annually, on or about May 1, each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock, pursuant to the terms and conditions of the Directors' Plan.

THE DIRECTORS' PLAN

     The Directors' Plan became effective on March 31, 1993, with 90,000 shares of the Common Stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of Common Stock to be reserved for issuance thereunder. On January 28, 1998, the Board of Directors voted to amend and restate the Directors' Plan to reserve for issuance thereunder such aggregate number of shares of Common Stock as does not exceed one percent (1%) of the total shares of outstanding Common Stock of the Company as of the last business day of the preceding fiscal year. The stockholders approved this amended and restated Directors' Plan at the Annual Meeting of Stockholders held on April 22, 1998. During 1998, 106,411 shares of Common Stock were available to issue. Of this, options for an aggregate 45,000 shares were issued, and options for an aggregate 2,400 shares were cancelled during 1998. Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. All options granted under the Directors' Plan are Non-Qualified Stock Options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Generally, stock options granted under the Directors' Plan will be exercisable not earlier than one year and not later than ten years after the date they are granted.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table lists the name, age and position of each executive officer of the Company.

                 NAME                    AGE                          POSITION
                 ----                    ---                          --------
Arthur J. Bauernfeind..................  61     President and Chief Operating Officer, Westfield
                                                Capital
Carey H. Davis.........................  41     Executive Vice President and Director of Marketing
                                                  Communications
James D. Dawson........................  46     Executive Vice President and Chief Lending Officer
C. Michael Hazard......................  67     Chairman and Chief Executive Officer, Westfield
                                                Capital
James D. Henderson.....................  58     Executive Vice President, Investment Management &
                                                Trust
Barbara M. Houlihan....................  43     Executive Vice President and Director of Technology
                                                & Operations
Amy E. Hunter..........................  39     Executive Vice President, Residential Mortgage
                                                Lending
Walter M. Pressey......................  54     Executive Vice President, Chief Financial Officer
                                                and Treasurer
Mark D. Thompson.......................  42     Executive Vice President, Deposit Management and
                                                  Treasury
Timothy L. Vaill.......................  57     Chairman of the Board, President and Chief Executive
                                                  Officer

     The principal occupation and business experience during the last five years
(5) of each of the executive officers (other than executive officers who are also directors) of the Company is as follows:

     Carey H. Davis. Ms. Davis joined the Company in 1996 and is Executive Vice President and Director of Marketing Communications. Beginning in 1993, Ms. Davis worked with the Company as a consultant and provided marketing communication services. Previously, Ms. Davis was Vice President and Director of Advertising and External Affairs at The Boston Company.

     James D. Dawson. Mr. Dawson joined the Company in 1996 and is Executive Vice President and Chief Lending Officer, with responsibility for the Commercial Banking business. Previously, Mr. Dawson was a Senior Vice President and Chief Lending Officer at Andover Bank, after spending 10 years as a senior officer at Shawmut Bank.

     James D. Henderson. Mr. Henderson joined the Company in 1994 and is Executive Vice President, with responsibility for the Bank's Investment Management and Trust business. From the early 1980's until joining the Company, Mr. Henderson was Managing Director of Freedom Capital Management Corporation.

     Barbara M. Houlihan. Ms. Houlihan joined the Company in 1994 and is Executive Vice President and Director of Technology and Operations. During the previous ten years, Ms. Houlihan served as Vice President, Client Trust Services at Fidelity Investments, Inc., and she served as a senior officer at State Street Bank and Trust Company.

     Amy E. Hunter. Ms. Hunter has been with the Company since its inception in 1987 and is Executive Vice President with responsibility for the Bank's residential mortgage lending business. Prior to joining the Company, Ms. Hunter was a mortgage originator at Boston Safe Deposit & Trust Company.

     Walter M. Pressey. Mr. Pressey joined the Company in 1996 and is Executive Vice President, Treasurer and Chief Financial Officer responsible for the overall management of the finance functions. Previously, Mr. Pressey was employed for more than twenty years at The Boston Company as a Senior Vice President.

     Mark D. Thompson. Mr. Thompson joined the Company in 1994 and is Executive Vice President and Treasurer of Boston Private Bank & Trust Company with responsibility for the Bank's Deposit Management & Treasury business. From 1987 until 1994, Mr. Thompson was a senior officer of Wainwright Bank and Trust Company of which he was a founder.

     Pursuant to the By-laws, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for such term, unless a shorter term is specified in the vote electing or appointing them.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation. The following table sets forth information concerning the compensation earned during each of three (3) fiscal years ended December 31, 1998, 1997, and 1996, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company. No officer earned in excess of $1,000,000 for the periods indicated.

                                                                                   LONG-TERM      LONG-TERM
                                                                                  COMPENSATION   COMPENSATION
                                                                                     AWARDS         AWARDS
                                                                    OTHER          RESTRICTED     SECURITIES
                                                    BONUS($)       ANNUAL            STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)        (1)      COMPENSATION($)     AWARDS($)      OPTIONS(#)    COMPENSATION($)
---------------------------   ----   ---------      --------   ---------------    ------------   ------------   ---------------
Timothy L. Vaill............  1998    275,000       221,000(2)          --           12,000         35,000           5,000(3)
President and CEO             1997    227,125       205,750(2)          --               --         35,750           4,749(3)
                              1996    215,000       166,000(2)          --               --         25,000           4,500(3)

Arthur J. Bauernfeind.......  1998    350,236        50,000(2)          --               --             --              --
President, Chief Operating    1997    266,839(4)(5) 412,945(2)          --               --             --           2,914(6)
Officer Westfield Capital

James D. Henderson..........  1998    225,000        90,500(2)     189,782(7)         4,000         12,000           4,716(3)
Executive Vice President      1997    190,269        60,500(2)     156,736(7)        13,314         10,500           4,749(3)
                              1996    175,000        25,750(2)      88,129(7)            --          7,500           4,500(3)

C. Michael Hazard...........  1998    431,037       100,000(2)          --               --             --              --
Chairman, Chief Executive     1997    321,617(8)(9)     750(2)          --               --             --          13,731(10)
Officer Westfield Capital

Mark D. Thompson............  1998    145,000        46,000(2)      64,935(7)         3,000          9,000           5,000(3)
Executive Vice President      1997    136,581        35,500(2)      37,068(7)        13,314         10,500           4,749(3)
                              1996    130,000        25,750(2)      46,702(7)(11)        --          7,500           4,500(3)

---------------
 (1) Represents bonus compensation earned in 1996, 1997 and 1998 and paid in 1997, 1998 and 1999, respectively.

 (2) Includes Company-wide Longevity Bonus Awards of $1,000 in 1996 and 1998 and $750 in 1997 to Mr. Vaill, $750 in 1996 and $500 in each of 1997 and 1998 to Mr. Henderson, $750 in 1996, $500 in 1997 and $1,000 in 1998 to Mr.
     Thompson, and $750 in 1997 to each of Messrs. Bauernfeind and Hazard.

 (3) Represents contributions made to the executive by the Company under its 401(k) plan.

 (4) Does not include S-Corp distribution to Mr. Bauernfeind, a principal stockholder of Westfield Capital, as a result of the October 31, 1997, merger of Westfield Capital.

 (5) Includes $58,373 for compensation paid by the Company and $209,216 paid by Westfield Capital prior to the merger on October 31, 1997. Under Mr. Bauernfeind's Employment Agreement with the Company, Mr. Bauernfeind is paid a base salary of $350,236 per annum, and he is eligible for a performance-based bonus. See "Agreements with Executive Officers."

 (6) Represents reimbursement for medical insurance premiums.

 (7) Represents payment pursuant to an individual incentive program developed for the executive based upon the achievement of certain enumerated goals.

 (8) Does not include S-Corp distribution to Mr. Hazard, the principal stockholder of Westfield Capital, as a result of the October 31, 1997, merger of Westfield Capital.

 (9) Includes $71,840 for compensation paid by the Company and $250,527 paid by Westfield Capital prior to the merger on October 31, 1997.

(10) Represents reimbursements of $6,315 for medical insurance premiums, $4,816 for automobile expense, $2,600 for parking expense.

(11) Includes $5,750 awarded to Mr. Thompson under a Bank-wide Cross-selling Sales Incentive program.

     Option Grants. The following table sets forth information concerning the individual grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 1998.

                                                                                                REALIZED VALUE
                                                                                                  AT ASSUMED
                                                                                                    ANNUAL
                                                PERCENT OF                                      RATES OF STOCK
                                                  TOTAL                                              PRICE
                              NUMBER OF          OPTIONS        EXERCISE                       APPRECIATION FOR
                              SECURITIES        GRANTED TO      OR BASE                           OPTION TERM
                          UNDERLYING OPTIONS   EMPLOYEES IN      PRICE                         -----------------
          NAME              GRANTED(#)(1)      FISCAL YEAR       ($/SH)      EXPIRATION DATE    5%($)    10%($)
          ----            ------------------   ------------     --------     ---------------    -----    ------
Timothy L. Vaill........        35,000            18.71           8.84           1/28/08       194,580   493,104
Arthur J. Bauernfeind...            --               --             --                --            --        --
James D. Henderson......        12,000             6.41           8.84           1/28/08        66,713   169,064
C. Michael Hazard.......            --               --             --                --            --        --
Mark D. Thompson........         9,000             4.81           8.84           1/28/08        50,035   126,798

---------------
(1) These options vest annually in equal installments over the three-year period ending January 28, 2001.

     Option Exercises and Holdings. The following table sets forth information concerning each exercise of options to purchase Common Stock during the fiscal year ended December 31, 1998 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                NUMBER OF                    UNEXERCISED
                              SHARES                           UNEXERCISED                   IN-THE-MONEY
                             ACQUIRED                       OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                ON           VALUE             YEAR END(#)                   YEAR END($)
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
           ----             -----------   -----------   -------------------------    ----------------------------
Timothy L. Vaill..........    25,000        212,679          185,952/41,250                $995,071/59,688
Arthur J. Bauernfeind.....        --             --              750/     0                $     45/     0
C. Michael Hazard.........        --             --              750/     0                $     45/     0
James D. Henderson........        --             --           57,025/15,875                $290,743/25,625
Mark D. Thompson..........    12,000         93,000           29,275/13,625                $135,493/27,250

---------------
(1) Based on the closing price of $8.50 on the NASDAQ National Market System on December 31, 1998 less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of the following non-employee Directors of the Company and the Bank: Peter C. Bennett, Chairman, Eugene S. Colangelo, Allen Sinai, Vice Chairman, and Charles O. Wood,
III. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company.

STATEMENT OF COMPENSATION PHILOSOPHY

     Compensation Strategy. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long-term, and to incent them in such a way as to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the shareholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with similar business mix, private banking organizations within larger banks, and investment management and advisory firms. When compared to the mid range of the relevant market, base salaries are targeted to be at or somewhat below the market while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

     Base Salaries. The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to that of executives in similar positions as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments will be made periodically.

     Short-Term Incentives. The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets as well as strategic initiatives in a given year in support of a 'pay for performance' philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators and performance measures as determined by the Compensation Committee each year.

     Long-Term Stock Incentives. The purpose of the Company's stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Company Common Stock will provide an incentive to achieve increases in shareholder value over the long-term and will assure a closer identification of senior management with the Company's shareholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's stockholders.

COMPENSATION OF TIMOTHY L. VAILL, CHIEF EXECUTIVE OFFICER

     The compensation paid to Timothy L. Vaill, the Chief Executive Officer of the Company and the Bank, consisted of his annual base salary, a cash bonus, awards of stock options and restricted stock. For 1998, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company's overall performance, return on equity and earnings per share results; Mr. Vaill's performance against personal goals in four areas including financial earnings, shareholder value, business development and leadership abilities; and, the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus was increased approximately 14.5% during 1998, and he was awarded 12,000 restricted shares of Common Stock and options to acquire 35,000 shares of Common Stock.

     The report of the Compensation Committee of the Board of Directors on executive compensation is made by each of the members of the Compensation Committee listed below:

Peter C. Bennett     Eugene S. Colangelo     Allen Sinai    Charles O. Wood, III

AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company entered into an Executive Employment Agreement effective January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expires December 31, 1998, a term which is extended by one year each December 31st, beginning in 1999, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, the Company may terminate the Employment Agreement for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 1997 Incentive Stock Option Plan and certain incentive payments directly tied to the profit performance of the Company.

     The Company entered into Employment Agreements effective October 31, 1997, (the "Westfield Employment Agreements") with Messrs. Bauernfeind and Hazard. Mr. Bauernfeind's Employment Agreement provides for a five-year initial term expiring on October 31, 2002, and Mr. Hazard's Employment Agreement provides for a four-year initial term expiring on October 31, 2001. The terms of the Westfield Employment Agreements, respectively, may be extended upon mutual agreement of the parties thereto. As employees of the Company, Mr. Bauernfeind will receive an annual base salary of $350,236, and Mr. Hazard will receive an annual base salary of $431,037. Commencing with fiscal year ending December 3l, 1998, Messrs. Bauernfeind and Hazard are eligible for an annual performance fee share bonus representing the employee's allocation of the annual limited partnership bonus pool of Westfield Capital for the fiscal year just ended. The limited partnership bonus pool shall be determined, and each of Messrs. Bauernfeind's and Hazard's allocation of such bonus pool for any year shall be a percentage determined in respect of such year by the Westfield Capital Chief Executive Officer and approved by Westfield Capital Board of Directors. Each of Messrs. Bauernfeind and Hazard may be terminated for cause (as defined in the applicable Westfield Employment Agreement) upon written notice. If the Company terminates either of Messrs. Bauernfeind or Hazard without cause (as defined in the applicable Westfield Employment Agreement), then each of Messrs. Bauernfeind and Hazard will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rated bonus for the year in which the termination occurs. If each of Messrs. Bauernfeind and Hazard terminates his employment for good reason (as defined in the applicable Westfield Employment Agreement) occasioned by certain events, then each of Messrs. Bauernfeind and Hazard will be entitled to receive his base salary for the shorter of (x) the remainder of the term or (y) the remainder of the term less two years. In addition, each of the Westfield Employment Agreements provides that Mr. Bauernfeind and Mr. Hazard, respectively, (i) shall not disclose any confidential information obtained by them during their employment, (ii) shall not engage in any employment competitive with Westfield Capital during the term of the Westfield Employment Agreement and (iii) shall not solicit customers or employees of Westfield Capital for the latter of the term of five years following termination of employment or the end of the term.

     The Company entered into Change in Control Protection Agreements effective March 19, 1997 (the "Change in Control Agreements") with Messrs. Henderson and Thompson and certain other officers (each an "Executive" and collectively, the "Executives"). The Change in Control Agreements provide for certain payments and other benefits upon the occurrence of a change in control (as defined below) and termination by the Company of an Executive without cause (as defined in the Change in Control Agreements) or by the Executive for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) the Executives will receive a payment equal to 2 to 2.5 times his or her average annual compensation for the five most recent taxable years preceding the change in control; (ii) outstanding unvested stock options and restricted stock awards held by the Executives shall become immediately exercisable or otherwise vested and (iii) the Executives will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

     For purposes of the Change in Control Agreements a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")), becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company or (c) any plan of liquidation of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Messrs. Bennett, Colangelo, Sinai and Wood served as members of the Compensation Committee of the Board of Directors of the Company during fiscal year ended December 3l, 1998. None of these individuals has ever been an officer or employee of the Company or has ever had any other reportable relationship with the Company other than through his position as a director of the Company.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL Bank Asset Index prepared by SNL Securities LC. The calculation of cumulative return assumes a $100 investment in the Company's Common Stock, the NASDAQ Stock Market and the SNL Bank Asset Index on February 14, 1994.

[PERFORMANCE GRAPH]

                                                BOSTON PRIVATE FINANCIAL                                  SNL $250M-$500M BANK
                                                     HOLDINGS, INC.             NASDAQ - TOTAL US              ASSET INDEX
                                                ------------------------        -----------------         --------------------
2/14/94                                                  100.00                      100.00                      100.00
12/31/94                                                  91.67                       96.73                      104.19
12/31/95                                                 125.00                      136.82                      140.60
12/31/96                                                 179.17                      168.24                      182.57
12/31/97                                                 266.67                      206.41                      315.76
12/31/98                                                 283.33                      290.15                      282.78

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the Record Date regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the ownership interest in the Common Stock of each director of the Company, each nominee for director of the Company and each executive officer of the Company and (iii) the ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL        PERCENT OF
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP          CLASS(1)
                  ------------------------                    ----------        ----------
OWNERSHIP OF 5% OR MORE
C. Michael Hazard...........................................  1,315,951(2)        11.32%
  Westfield Capital Management
  One Financial Center
  Boston, MA 02111-2621
Arthur J. Bauernfeind.......................................    764,662(3)         6.58%
  29 Rowes Wharf PH-7
  Boston, MA 02110
Financial Stocks, Inc.......................................    656,000(4)         5.64%
  507 Carew Tower
  44l Vine Street
  Cincinnati, Ohio 45202
OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Herbert S. Alexander........................................     38,988(5)            *
Arthur J. Bauernfeind.......................................    764,662(3)         6.58%
Peter C. Bennett............................................     59,500(6)            *
Eugene S. Colangelo.........................................     91,666(7)(8)         *
C. Michael Hazard...........................................  1,315,951(2)        11.32%
Lynn Thompson Hoffman.......................................     72,700(9)(10)        *
E. Christopher Palmer.......................................     37,600(5)            *
Robert A. Radloff...........................................     52,200(5)            *
Allen Sinai.................................................     35,700(10)           *
Charles O. Wood, III........................................    534,000(11)        4.59%
Timothy L. Vaill............................................    301,056(12)(13)    2.59%
Carey H. Davis..............................................     17,825(14)           *
James D. Dawson.............................................     43,655(15)           *
James D. Henderson..........................................     82,819(16)           *
Barbara M. Houlihan.........................................     24,563(17)           *
Amy E. Hunter...............................................     45,750(18)           *
Walter M. Pressey...........................................     32,180(19)           *
Mark D. Thompson............................................     51,819(20)           *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18
  PERSONS)..................................................  3,602,634(21)       30.98%

---------------
* Represents less then 1%

(1) As calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Percentages are calculated on the basis of 11,621,304 shares of Common Stock outstanding as of the record date, which includes 193,500 shares subject to options exercisable within 60 days of the record date granted pursuant to the Directors' Plan and 632,291 shares subject to options exercisable within 60 days of the record date granted pursuant to the Long Term Incentive Plan (the "Incentive Plan").

 (2) Includes 4,500 shares subject to options which are currently exercisable granted to Mr. Hazard pursuant to the Incentive Plan.

 (3) Includes 3,250 shares subject to options which are currently exercisable granted to Mr. Bauernfeind pursuant to the Incentive Plan.

 (4) The above information is based on copies of a statement on Schedule 13D filed with the Commission on March 5, 1998, which indicates that Financial Stocks, Inc., as the general partner of FSLP, has sole voting and dispositive power with respect to 602,000 shares of Common Stock and that Financial Stocks, Inc., as an investment advisor to Rising Stars, has shared voting and dispositive power with respect to 54,000 shares of Common Stock.

 (5) Includes 12,200 shares subject to options which are currently exercisable granted to each of Messrs. Alexander, Palmer and Radloff pursuant to the Directors' Plan.

 (6) Includes 15,500 shares subject to options which are currently exercisable granted to Mr. Bennett pursuant to the Directors' Plan.

 (7) Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares.

 (8) Includes 12,800 shares subject to options which are currently exercisable granted to Mr. Colangelo pursuant to the Directors' Plan.

 (9) Includes 23,000 shares owned by Mrs. Hoffman's husband. Mrs. Hoffman disclaims beneficial ownership of all such shares.

(10) Includes 10,200 shares subject to options which are currently exercisable granted to each of Mrs. Hoffman and Dr. Sinai pursuant to the Directors' Plan.

(11) Includes 14,000 shares subject to options which are currently exercisable granted to Mr. Wood pursuant to the Directors' Plan.

(12) Includes 7,000 shares owned by Mr. Vaill's wife and an aggregate 6,000 shares owned by three of Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares.

(13) Includes 212,202 shares subject to options which are currently exercisable granted to Mr. Vaill pursuant to the Incentive Plan.

(14) Includes 10,250 shares subject to options which are currently exercisable granted to Ms. Davis pursuant to the Incentive Plan.

(15) Includes 24,250 shares subject to options which are currently exercisable granted to Mr. Dawson pursuant to the Incentive Plan.

(16) Includes 68,619 shares subject to options which are currently exercisable granted to Mr. Henderson pursuant to the Incentive Plan.

(17) Includes 18,938 shares subject to options which are currently exercisable granted to Ms. Houlihan pursuant to the Incentive Plan.

(18) Includes 32,375 shares subject to options which are currently exercisable granted to Ms. Hunter pursuant to the Incentive Plan.

(19) Includes 25,125 shares subject to options which are currently exercisable granted to Mr. Pressey pursuant to the Incentive Plan.

(20) Includes 38,619 shares subject to options which are currently exercisable granted to Mr. Thompson pursuant to the Incentive Plan.

(21) Includes 537,428 shares subject to options which are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock file initial reports of ownership and reports of changes in ownership with the Commission and

NASDAQ. Mr. Vaill inadvertently failed to timely file a Form 4 with respect to the sale of an aggregate 23,000 shares of Common Stock and Mrs. Hoffman inadvertently failed to timely file a Form 4 with respect to the purchase of 11,500 shares of Common Stock. Each of Mr. Vaill and Mrs. Hoffman has filed the required form. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during Fiscal 1998 and Form 5 and amendments thereto furnished to the Company with respect to Fiscal 1998, no other officer, director or person who owns more than 10% of the Company's outstanding shares of Common Stock failed to file on a timely basis such reports.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them. Such custodians will be reimbursed for their expenses.

                              INDEPENDENT AUDITORS

     The Company has selected KPMG Peat Marwick LLP ("KPMG") as the independent auditors for the Company for the fiscal year ending December 31, 1999. KPMG has served as the Company's independent auditors since 1987. A representative of KPMG will be present at the Meeting, will be given the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     A summary of the proceedings of the 1999 Annual Meeting of Stockholders will be available after June 1, 1999, to any stockholder upon request to the Clerk and upon payment of $10.00 to cover the cost of postage and production.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for inclusion in the Company's proxy statement in connection with its 2000 annual meeting of stockholders must submit the proposal so as to be received by the Clerk of the Company at the principal executive offices of the Company located at Ten Post Office Square, Boston, Massachusetts 02109, not later than November 13, 1999. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

     Stockholders wishing to present business for action at the 2000 annual meeting or to nominate directors for election at a meeting of the Company's stockholders, must do so in accordance with the Company's By-laws. The By-laws provide, among other requirements, that in order to be presented at an annual meeting, such stockholder proposals or nominations may only be made by holders of record who shall have given notice of such proposals or nominations and any other required information to the Company no earlier than December 2, 1999, and no later than February 20, 2000.

                                                                     BPBCM-PS-99

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

  ---------------------------------------------               1. To elect three (3) Class II
     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.                     Directors to serve until the 2002
  ---------------------------------------------                  Annual Meeting and until their
                                                                 successors are duly elected and           For All   With-   For All
                                                                 qualified. Nominees:                      Nominees   hold    Except

                                                                          Arthur J. Dauernfeind               [ ]      [ ]     [ ]
                                                                           C. Michael Hazard
                                                                            Peter C. B???

                                                              If you wish to withhold your vote for any of the nominees listed above, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) for whom you wish to withhold your vote.

  RECORD DATE SHARES:







                                                              Mark box at right if you plan to attend the Meeting              [ ]
                                                -------------
   Please be sure to sign and date this Proxy.  Date          Mark box at right if an address change has been noted on the     [ ]
------------------------------------------------------------- reverse side of this card


--- Stockholder sign here ------------- Co-owner sign here --

  DETACH CARD                                                                                                          DETACH CARD


                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.


     Dear Stockholder:

     Please take note of the important information enclosed with this proxy card.

     Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, April 23, 1999.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Boston Private Financial Holdings, Inc.

                   Proxy Solicited by the Board of Directors

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

              Ten Post Office Square, Boston, Massachusetts 02109


The undersigned hereby constitute(s) and appoints Walter M. Pressey and Ann E. Bzoela, and each of them, as proxies of the undersigned (the "Proxies") each with full power to appoint his or her substitute and hereby authorizes each of them to represent and to vote all the shares of the Common Stock of Boston Private Financial Holdings, Inc. (the "Company") held of record by the undersigned on February 22, 1999, at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, April 23, 1999 at 10:00 a.m. Boston time, or any adjournments or postponements thereof.

When properly executed, this proxy will be vested in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees to the Board of Directors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company's Annual Report to Stockholders and the Company's Annual Report to Stockholders and the Company's Annual Report on Form 10-K for Fiscal Year 1998, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

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   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
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NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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